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                                                    EXHIBIT 10.6


                                USAIR, INC.
                SUPPLEMENTAL EXECUTIVE DEFINED CONTRIBUTION PLAN

                            TABLE OF CONTENTS

Heading                                                       Page

ARTICLE I - PURPOSE

      Section 1.1:  Purpose and Intent  .  .  .  .  .  .  .  .   4

ARTICLE II - DEFINITIONS

      Section 2.1:  Definitions   .  .  .  .  .  .  .  .  .  .   4
      Section 2.2:  Interpretation.  .  .  .  .  .  .  .  .  .   6
      Section 2.3:  Other Definitions   .  .  .  .  .  .  .  .   6

ARTICLE III - ELIGIBILITY

      Section 3.1:  Individuals Eligible to Receive Benefits .   6

ARTICLE IV - CONTRIBUTIONS

      Section 4.1:  Amount of Employer Contributions   .  .  .   6
      Section 4.2:  Pension Plan Supplement   .  .  .  .  .  .   6
      Section 4.3:  Savings Plan Supplement   .  .  .  .  .  .   7
      Section 4.4:  Payment of Employer Contributions  .  .  .   7
      Section 4.5:  Participant Contributions .  .  .  .  .  .   7
      Section 4.6:  Vesting of Employer Contributions  .  .  .   7
      Section 4.7:  Forfeitures of Nonvested Contributions   .   8


ARTICLE V - FUNDING AND INVESTMENT OF CONTRIBUTIONS

      Section 5.1:  Contributions from General Assets  .  .  .   8
      Section 5.2:  Investment Funds .  .  .  .  .  .  .  .  .   8
      Section 5.3:  Income on Trust  .  .  .  .  .  .  .  .  .   9
      Section 5.4:  Separate Accounts   .  .  .  .  .  .  .  .   9
      Section 5.5:  Investment of Employer Contributions  .  .   9
      Section 5.6:  Crediting and Valuing Separate Accounts  .   9

ARTICLE VI - DISTRIBUTION OF PARTICIPANT ACCOUNTS

      Section 6.1:  Payment of Benefits .  .  .  .  .  .  .  .   9
      Section 6.2:  Payment of Benefit Upon Death of Participant 10
      Section 6.3:  No In-Service Withdrawals .  .  .  .  .  .   10





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ARTICLE VII - ADMINISTRATION, AMENDMENT AND TERMINATION

      Section 7.1:  Administration   .  .  .  .  .  .  .  .  .   10
      Section 7.2:  Amendment and Termination .  .  .  .  .  .   10
      Section 7.3:  Change of Control   .  .  .  .  .  .  .  .   11
      Section 7.4:  Indemnification  .  .  .  .  .  .  .  .  .   11

ARTICLE VIII - MISCELLANEOUS PROVISIONS

      Section 8.1:  Restrictions on Alienation   .  .  .  .  .   11
      Section 8.2:  Rights Against Company .  .  .  .  .  .  .   12
      Section 8.3:  No Guarantee of Employment   .  .  .  .  .   12
      Section 8.4:  No Guarantee on Investments  .  .  .  .  .   12
      Section 8.5:  Expenses   .  .  .  .  .  .  .  .  .  .  .   12
      Section 8.6:  Governing Law .  .  .  .  .  .  .  .  .  .   12
      Section 8.7:  Severability  .  .  .  .  .  .  .  .  .  .   12
      Section 8.8:  Taxes and Withholding  .  .  .  .  .  .  .   12



























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                                USAIR, INC.
                SUPPLEMENTAL EXECUTIVE DEFINED CONTRIBUTION PLAN


                                ARTICLE I
                                 PURPOSE

Section 1.1:  Purpose and Intent

       USAir, Inc. hereby establishes the USAir, Inc. Supplemental Executive Defined Contribution Plan (hereinafter the "Supplemental DC Plan"), effective July 1, 1993, pursuant to action by its Board of Directors. The Supplemental DC Plan was adopted by USAir, Inc. with the intention of providing equitable levels of retirement income to the officers of USAir, Inc. who are participating in USAir, Inc.'s tax-qualified defined contribution retirement program. Pursuant to the provisions of the Internal Revenue Code, contributions by USAir, Inc. on behalf of certain highly-paid participants are limited under the USAir, Inc. Employee Savings Plan and the USAir, Inc. Employee Pension Plan. The purpose of the Supplemental DC Plan is to provide such highly-paid participants who are officers of the Company, with the same level of employer contributions they would otherwise receive under the tax-qualified pension plans, but for the limitations of the Internal Revenue Code. This Supplemental DC Plan is intended to be a non-qualified unfunded deferred compensation program provided for a select group of management or highly compensated employees.

                            ARTICLE II
                            DEFINITIONS

Section 2.1:  Definitions

"Account" means the account maintained by the Trustee in the name of a Participant in the Supplemental DC Plan that reflects his interest in the Trust and any sub-accounts established thereunder, as provided in Article V.

"Administrator" means the Senior Vice President-Human Resources.

"Board" means the Board of Directors of USAir, Inc.

"Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code includes such section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section.

"Committee" means the Compensation and Benefits Committee of the Board.



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"Company" means USAir, Inc.

"Effective Date" means July 1, 1993.
"Employer" means USAir, Inc.

"Employer Contribution" means any contribution accrued or made by the Company on behalf of a Participant pursuant to Article IV.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section.

"Officer" means any employee of the Company who has been elected by the Board or appointed by the Chief Executive Officer as a corporate officer or as a staff officer of the Company and holds the title of Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Executive Vice President, Senior Vice President, Vice President, Controller, Secretary, Treasurer, Assistant Vice President, Assistant Controller, Assistant Secretary or Assistant Treasurer.

"Participant" means any Officer of USAir, Inc.

"Pension Plan" means the USAir, Inc. Employee Pension Plan.

"Pension Plan Supplement" means the contribution made by the Company under this Supplemental DC Plan as described in Section 4.2

"Plan Year" means the calendar year, commencing with the period from July 1, 1993 through December 31, 1993 and each 12 consecutive month period thereafter.

"Savings Plan" means the USAir, Inc. Employee Savings Plan.

"Savings Plan Supplement" means the contribution made by the Company under this Supplemental DC Plan as described in Section
4.3.

"Supplemental DC Plan" means the USAir, Inc. Supplemental Executive Defined Contribution Plan.

"Trust" means the trust maintained by the Trustee to hold and invest the assets of the Supplemental DC Plan.

"Trustee" means the trustee or any successor trustee which is acting pursuant to an agreement with the Company to hold and invest the assets of the Trust.



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2.2:  Interpretation

      Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

2.3:  Other Definitions
      Unless otherwise defined in the Supplemental DC Plan, terms used in the Supplemental DC Plan shall have the same definition as set forth in the Pension Plan and the Savings Plan, as appropriate.

                               ARTICLE III
                               ELIGIBILITY

3.1:  Individuals Eligible to Receive Benefits

      Every Participant who qualifies for an Employer Contribution under the Pension Plan or a "matching" or "profit-sharing" Employer Contribution under the Savings Plan and whose Employer Contributions under the aforementioned plans are reduced by reason of Section 401(a)(17), 402(g) or 415 of the Code shall be eligible to receive contributions under the Supplemental DC Plan.

                              ARTICLE IV
                             CONTRIBUTIONS

4.1:  Amount of Employer Contributions

      For each Contribution Period under the Pension Plan and the Savings Plan, a Participant in the Supplemental DC Plan shall accrue a Pension Plan Supplement and/or a Savings Plan Supplement in such amount(s) as determined in accordance with Sections 4.2 and 4.3.

4.2:  Pension Plan Supplement

      For each Contribution Period under the Pension Plan, the
Company shall make a contribution on behalf of each eligible
Participant under the Supplemental DC Plan in an amount equal to the difference, if any, between (a) and (b) below:

      (a) the Employer Contribution to which the Participant would be entitled under Section 4.4 of the Pension Plan determined without regard to limitations on the Employer Contribution under Sections 401(a)(17) or Section 415 of the Code;

                     LESS

      (b) the Employer Contribution which the Participant actually receives under Section 4.4 of the Pension Plan after application of the limitations on the Employer Contribution under Section 401(a)(17) and Section 415 of the Code.

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4.3:  Savings Plan Supplement

      The Savings Plan Supplement shall be comprised of a "matching" contribution supplement and a "profit-sharing" contribution supplement as set forth in subparagraphs (1) and (2) below.

      (1) For each Contribution Period under the Savings Plan with respect to "matching" contributions, the Company shall make a contribution on behalf of each eligible Participant under the Supplemental DC Plan in an amount equal to the difference, if any, between (a) and (b) below:

      (a) the "matching" Employer Contribution to which the Participant would be entitled under Section 6.4 of the Savings Plan determined without regard to limitations on the Employer Contribution under Sections 401(a)(17), Section 402(g) or
      Section 415 of the Code;

                     LESS

      (b)  the "matching" Employer Contribution which the
      Participant actually receives under Section 6.4 of the Savings Plan after application of the limitations on the Employer
      Contribution under Section 401(a)(17), Section 402(g) and
      Section 415 of the Code.

      (2) For each Employer Contribution Period under the Savings Plan with respect to "profit-sharing" contributions, the Company shall make a contribution on behalf of each eligible Participant under the Supplemental DC Plan in an amount equal to the difference, if any, between (a) and (b) below:

      (a) the "profit-sharing" Employer Contribution to which the Participant would be entitled under Section 6.3 of the Savings Plan determined without regard to limitations on the Employer Contribution under Sections 401(a)(17) or Section 415 of the Code;

                     LESS

      (b) the "profit-sharing" Employer Contribution which the Participant actually receives under Section 6.3 of the Savings Plan after application of the limitations on the Employer Contribution under Section 401(a)(17) and Section 415 of the Code.





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4.4:  Payment of Employer Contributions

      Any Employer Contributions which accrue on behalf of a Participant under the Supplemental DC Plan shall be paid in cash to the Trustee by the last day of the month following the month in which the Employer Contribution accrues.

4.5:  Participant Contributions

      No Participant contributions shall be required or accepted under the Supplemental DC Plan.

4.6:  Vesting of Employer Contributions

      A Participant's vested interest in his Account in the Supplemental DC Plan shall be zero percent until the Participant has completed two years of "Vesting Service" (as defined in the Pension Plan) at which time his vested interest in his Account in the Supplemental DC Plan shall be 100 percent.

4.7:  Forfeitures of Nonvested Contributions

      In the event that a Participant terminates employment with the Company prior to becoming vested in the Employer Contributions in his Account in the Supplemental DC Plan, the Participant shall forfeit the contributions effective on the date of termination and shall have no right or further interest in the assets held in his Account. In the event that a Participant whose Account balance has been forfeited returns to employment with the Company, his Account balance shall not be reinstated and shall remain forfeited. Forfeited Employer Contributions shall revert to the Company but remain in the Trust to be used by the Company to offset future Employer Contributions and shall be reallocated to other
Participant Accounts at the direction of the Administrator.















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                               ARTICLE V
                   FUNDING AND INVESTMENT OF CONTRIBUTIONS

5.1:  Contributions from General Assets

      The Company shall establish a Trust or Trusts to set aside and accumulate the assets necessary to satisfy its contractual obligations under the Supplemental DC Plan. The Trust shall be an irrevocable "grantor trust" as that term is defined in Section 671 of the Code. The assets of the Trust shall not be returned to the Company or used for any purpose other than providing retirement benefits under the Supplemental DC Plan and defraying the reasonable expenses of administering the Supplemental DC Plan, provided, however, that the assets of the Trust shall at all times be subject to the claims of creditors of the Company as provided for in the Trust agreement, and provided further, that after all benefit obligations under the Supplemental DC Plan have been satisfied, assets remaining in the Trust shall be returned to the Company. Any benefits not paid from the Trust shall be paid from the Company's general assets.

5.2:  Investment Funds

      As provided in the Trust agreement, the Company may appoint one or more investment managers (as defined in Section 3(38) of ERISA) with respect to any portion of the Trust fund. The Company shall determine the number and type of investment funds to which assets of the Trust may be allocated and separately invested. The Company shall determine the number and type of investment funds.

5.3:  Income on Trust

      Any dividends, interest, distributions, or other income received by the Trustee with respect to the Trust or any individual investment fund shall be allocated by the Trustee to the Trust for which the income was received.

5.4:  Separate Accounts

      As of the first date that an Employer Contribution is made on behalf of a Participant, there shall be established a separate Account in the Participant's name reflecting his interest in the Trust. A Participant's Account shall be divided into such sub-accounts as are necessary or appropriate to reflect his interest in the Trust.








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5.5:  Investment of Employer Contributions

      Employer Contributions in the Supplemental DC Plan shall be invested at the direction of the Participant to whose Account such contributions are allocated. Any Employer Contributions made on behalf of a Participant under the Supplemental DC Plan shall be invested in the same manner as Employer Contributions are invested on behalf of the Participant in the Pension Plan; provided, however, that in the event that an investment fund maintained by the Pension Plan and selected by the Participant will not accept assets of the Supplemental DC Plan for investment, the Administrator shall request an alternative investment election from the Participant for such portion of his Supplemental DC Plan Account. All investment elections, changes to such elections, transfer requests, and other investment-related instructions given by the Participant under the Pension Plan shall be effective for the Participant's Accounts in the Supplemental DC Plan.

5.6:  Crediting and Valuing Separate Accounts

      The crediting and valuation of Accounts in the Supplemental DC Plan shall be accomplished in the same manner as set forth as provided for in the Pension Plan.


                              ARTICLE VI
                     DISTRIBUTION OF PARTICIPANT ACCOUNTS
6.1:  Payment of Benefits

      Distribution of a Participant's Account shall be made as soon as practicable following the Participant's retirement or other termination of employment and shall be made in the form of a single, lump sum cash payment.

6.2:  Payment of Benefit Upon Death of Participant

      In the event that a Participant who has a vested interest in his Account dies prior to receiving a complete distribution of his Account, his Account shall be paid, in a single lump sum cash payment, to the beneficiary or beneficiaries payable under the terms of the Pension Plan.

6.3:  No In-Service Withdrawals

      There shall be no loans or other in-service withdrawals made to Participants from the Supplemental DC Plan.





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                             ARTICLE VII
                ADMINISTRATION, AMENDMENT AND TERMINATION

7.1:  Administration

      The Supplemental DC Plan shall be administered and interpreted by the Administrator. Any and all claims for benefits under the Supplemental DC Plan shall be filed with the Administrator and the Administrator's determination shall be final and binding on all parties. The Administrator may delegate any administrative responsibilities under the Supplemental DC Plan to a third party.

7.2:  Amendment and Termination

      Except as set forth in Section 7.3 below, the Company shall have the right to amend the Supplemental DC Plan at any time and from time to time, including a retroactive amendment. Any such amendment shall be approved by resolution adopted by the Committee and shall be reflected by a written instrument signed by the Administrator. Any such amendment shall become effective upon the date stated in the resolution. While the Company has established the Supplemental DC Plan with the intention and expectation that it will be continued in effect, the Company retains the right to terminate the Supplemental DC Plan at any time, except as set forth in Section 7.3 below. The termination shall be approved by resolution adopted by the Committee and shall be reflected by a written instrument signed by the Administrator. The effective date of such termination shall be as set forth in the Committee resolution.

7.3:  Change of Control

      Notwithstanding the Company's right to amend or terminate the Supplemental DC Plan as set forth in Section 7.2 above, no amendment or termination of the Supplemental DC Plan shall become effective after the occurrence of a "change of control" to the extent that such amendment or termination has an adverse impact on the existing or future rights or benefits of any Participant. For the purposes of this Section 7.3, the term "change of control" shall be defined as set forth in the employment/severance agreements in effect between the Officer and the Company.








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7.4:  Indemnification

      In addition to whatever rights of indemnification the members of the Board or any Officer or employee of the Company may be entitled under the articles of incorporation or by-laws of the Company, under any provision of law, or under any other agreement, the Company shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Company), in connection with any threatened, pending or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such person or persons any of the powers, authority, responsibilities, or discretion provided under the Supplemental DC Plan, and any action taken by such person or persons in connection with administering the Supplemental DC Plan, unless it is determined that such person or persons is guilty of gross negligence or willful misconduct.

                              ARTICLE VIII
                        MISCELLANEOUS PROVISIONS

8.1:  Restrictions on Alienation

      Payment of benefits under the Supplemental DC Plan shall be made only to the Participant or his beneficiary, as applicable. No Participant or beneficiary shall have any present interest in any benefit to be paid in the future, nor shall the expectation of such benefit be assignable by a Participant or beneficiary. No Account under the Plan shall be subject in any manner to anticipation, alienation, assignment, encumbrance, garnishment, levy, execution, or other legal or equitable process and no Participant shall have the power to alienate, assign or otherwise encumber his benefits under the Supplemental DC Plan and any attempt to do so shall be void. A Participant's Account under the Supplemental DC Plan shall not be subject to attachment under any domestic relations order.

8.2:  Rights Against Company

      The establishment of the Supplemental DC Plan shall not be construed as giving any Participant or Officer or any other person, any legal, equitable or other rights against the Company or its officers, directors, agents or shareholder, or as giving to any Participant or their beneficiary any equity or other interest in the assets, business or shares of the Company or its parent or affiliated corporations. The rights of a Participant or beneficiary shall be solely those of an unsecured general creditor of the Company.

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8.3:  No Guarantee of Employment

      The establishment of the Supplemental DC Plan shall not be construed as giving any Participant any right to remain employed by the Company. Participants shall be subject to discharge to the same extent they would have been if this Supplemental DC Plan had never been adopted.

8.4:  No Guarantee on Investments

      The Company, the Administrator and the Trustee do not guarantee the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.

8.5:  Expenses

      The cost of the Supplemental DC Plan and the expenses of administering the Supplemental DC Plan shall be borne by the Company.

8.6:  Governing Law

      The validity and effect of the Supplemental DC Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the Commonwealth of Virginia, unless superseded by federal law.

8.7:  Severability

      In the event that any provision of the Supplemental DC Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Supplemental DC Plan but shall be fully severable.

8.8:  Taxes and Withholding

      All amounts payable under the Supplemental DC Plan shall be reduced by any and all federal, state and local income taxes and other payroll deductions which are required to be withheld by law and the Participants and beneficiaries, and not the Company, are liable for any taxes applicable to payments hereunder.


           *               *                *                *



      IN WITNESS WHEREOF, USAir, Inc. has caused the Supplemental DC Plan to be executed this 27th day of August, 1993, by its duly authorized officers and its corporate seal to be affixed.

                                      USAIR, INC.


                                 By:  /s/John P. Frestel, Jr.
                                      _____________________________
                                      John P. Frestel, Jr.
                                      Senior Vice President-Human
                                          Resources
ATTEST:

/s/Michelle V. Bryan
__________________________
Michelle V. Bryan
Secretary

{Seal}